AGREEMENT AND GENERAL RELEASE

February 4, 2024

Matthew Gillis
6516 Montrose Avenue
Baltimore, MD 21212

Dear Matthew:

This letter confirms that on February 4, 2024 I personally delivered to you the enclosed Mutual Separation and Release Agreement. You have up to twenty-one (21) days after receipt of this Mutual Separation and Release Agreement to consult with an attorney and consider whether to sign and date this Mutual Separation and Release Agreement, in which you waive important rights, including those under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act (as applicable). We advise you to consult with an attorney of your choosing prior to signing this Mutual Separation and Release Agreement concerning the rights you are waiving as well as all other terms of this Mutual Separation and Release Agreement.

Very truly yours,

Angeline Tucker, Chief of People Officer Digital Turbine Media, Inc.

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MUTUAL SEPARATION AND RELEASE AGREEMENT

This Mutual Separation and Release Agreement (this “Agreement”) is entered into by and between Matthew Gills (“Executive”) and Digital Turbine Media, Inc. (the “Company”) together with its affiliated entities, subsidiaries, parents, related companies, related organizations (collectively, “Affiliates”), their officers and directors, and employees and the successors and assigns of all the foregoing. In consideration of the mutual promises and undertakings described herein, Executive and the Company (collectively, the “Parties”) agree as follows:

1.SEPARATION OF EMPLOYMENT

(i)Executive acknowledges and agrees that Executive’s role in the Company will end on February 7, 2024 (the “Role Elimination Date”), and Executive’s employment by the Company under his Employment Agreement dated December 3, 2021 (the “Employment Agreement”) shall terminate effective March 31, 2024 (the “Separation Date”). As of the Role Elimination Date until the Separation Date, Executive agrees to assist the Company in the transition of his responsibilities or as otherwise reasonably requested by the Company. Executive acknowledges and agrees that he is not authorized to perform, and will not perform, work of any kind for the Company following the Separation Date.
(ii)As of the Separation Date, Executive shall cease to have any position or role in the Company and its Affiliates. The Executive undertakes to sign and execute any documents necessary under any applicable law to effect the cessation of his appointment as a director or other official designation in Company and its corporate affiliates.

2.CONSIDERATION AND RELEASE
1.1.Accrued Salary. On the Separation Date, the Company will pay Executive all Accrued Compensation owed to executive in accordance with section 7(a) of Executive’s Employment Agreement including wages and benefits earned through the Separation Date, subject to standard payroll deductions and withholdings. Additionally, the Executive’s Targeted Annual Bonus (as defined in the Employment Agreement) for the Company’s fiscal year ending March 31, 2024 (“Fiscal 2024”), as applicable pursuant to the Employment Agreement, shall be paid when a Fiscal 2024 bonus is first paid to the Chief People Officer or Chief Technology Officer (together with Executive, the “Executive Leadership Team”), and Executive’s bonus shall be paid in cash.
1.2.In full consideration for the release of claims and other promises made herein by Executive, and provided Executive (a) timely signs and returns this Agreement to the Company, (b) allows this Agreement to become effective and non-revocable by its terms, (c) does not resign for Good Reason prior to the Separation Date, (d) timely signs, returns and does not revoke the Reaffirmation of Mutual Separation and Release Agreement attached hereto as Exhibit A (“Reaffirmation") on or after the Separation

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Date in accordance with the terms of such Reaffirmation, and (e) complies with his obligations under this Agreement and any other agreement the Executive has with the Company, the Company agrees to provide Executive the following, on a non- precedential basis:
(i)Severance Payments. Executive will be entitled to a severance payment in the total gross amount of $420,000, subject to standard payroll deductions and withholdings (“Severance Payment”). The Severance Payment will be made on Company’s first payroll cycle following the Role Elimination Date.
(ii)Health Plan Benefits. For a period of twelve (12) months following the Separation Date, Company shall continue Executive’s health and group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the Company to the extent that the Company was covering such premiums as of the Separation Date (if permitted by law without violation of applicable discrimination rules, or, if not, the equivalent after-tax value payable as additional severance at the same time such premiums are otherwise payable). In the event that the Executive commences any employment during the foregoing 12-month period and enters into a health and benefits plan provided by COBRA with the new employer, Executive will promptly inform the Company and the COBRA coverage provided by the Company shall cease effective as of the date Executive qualifies for group health plan benefits in his new employment. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA premiums without a substantial risk of violating applicable law, then the Company instead shall pay Executive a fully taxable cash payment equal to the remaining COBRA premiums due under this Section (iii), subject to applicable tax withholdings, which Executive may, but is not obligated to, use toward the cost of COBRA premiums.
(iii)Vesting and Exercise of Stock Options and RSUs.
a)Stock Options and RSUs of Digital Turbine, Inc. granted to Executive prior to the Separation Date will continue to vest until the earlier of (i) the Separation Date, or (ii) Executive’s resignation or termination for Cause prior to the Separation Date (“Last Vesting Date”), subject to the terms of the respective Stock Option or RSU Agreement by and between Digital Turbine, Inc. and Executive (“Equity Agreement”). In addition, the vesting of Stock Options and RSUs which would have vested between the Separation Date until June 30, 2024 (as specified in the vesting schedules of the respective Stock Option or RSU Agreement), will be accelerated such that said Stock Options and RSUs shall become vested upon the Separation Date.
b)All Stock Options which have been granted to Executive and have vested until the Last Vesting Date, shall be exercisable within ninety (90) days thereafter (the “Expiration Date”).
c)Executive may exercise until the Expiration Date all Stock Options which have become vested through the Last Vesting Date, all in accordance with the terms of the Equity Agreement (this means that the vesting of all Stock Options granted to Executive shall discontinue on the Last Vesting Date, and all Stock

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Options vested through such date may be exercised by Executive through the Expiration Date).
d)If a Change of Control event (as defined in Section 4(d) of the Employment Agreement) occurs prior to the Separation Date, the acceleration of Stock Option and RSUs pursuant to Sections 4(d), 4(e) and 4(f) of the Employment Agreement (respectively), shall apply.
e)For the purposes of clarity, any Stock Options not exercised by Executive under this Section 2.2(iv) by the Expiration Date, shall expire without further notice or obligation.
f)Executive acknowledges and agrees that any decisions to exercise such Stock Options are subject to the taxation rules established by the relevant tax authority and taxes on such exercise are and remain Executive’s sole responsibility.
g)All payments due to Executive pursuant to this Agreement, shall be paid in accordance with the terms specified herein. All payments and benefits shall be subject to withholdings as required by law.
(iv)Executive explicitly acknowledges and agrees that except as stated in this Section
2.1 and 2.2, Executive shall not be entitled to any salary, bonus, commission, payment or Termination Benefits (as defined in the Employment Agreement) or other form of compensation relating his employment.
(v)Executive acknowledges and agrees that Executive shall be entitled to the benefits herein subject to this Agreement being duly executed by Executive and becoming effective and binding.
(vi)Executive agrees and understands that the Company will report all payments to Executive pursuant to this Agreement on IRS Form W-2 and any similar form required by state or local law.
1.3.Release of Claims. Executive understands and agrees that this is a complete and general release. In exchange for the payments and promises made by the Company in this Agreement, which Executive acknowledges are sufficient for Executive and Executive’s heirs, executors, administrators, successors and assigns, releases and forever discharges and promises not to sue the Company and any of its present, former, or future affiliated entities and their directors, officers, shareholders, employees, agents, servants, insurers, predecessors, assigns, successors, contractors, , attorneys, or any other entities (collectively, the “Released Parties”) with respect to any and all claims (which term is defined as including, but is not limited to causes of action, suits, debts, sums of money (including but not limited to severance payments, bonuses or commissions and Termination Benefits as defined in the Employment Agreement), controversies, agreements, promises, damages, costs, losses, expenses and demands whatsoever, at law or in equity, or before any federal, state or local administrative agency, whether known or unknown, whether accrued or unaccrued, whether contingent or certain) which Executive now has, or any claims whatsoever which may hereafter accrue on account of the events, circumstances or occurrences related to Executive’s employment with the Company (including in connection with the

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Employment Agreement), or Executive’s separation from employment with the Company, up to and including the date of Executive’s execution of this Agreement, including but not limited to any and all statutory, regulatory, contractual, or tort claims, such as claims under –

•Title VII of the Civil Rights Act of 1964
•the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq.
•the Civil Rights Acts of 1866 and 1871, 42 U.S.C. Section 1981
•the Civil Rights Act of 1991
•the National Labor Relations Act
•the Equal Pay Act of 1963
•the Lilly Ledbetter Fair Pay Act
•the Fair Labor Standards Act
•the Employee Retirement Income Security Act
•the Rehabilitation Act of 1974
•the Americans with Disabilities Act
•the Occupational Safety and Health Act
•the Immigration Reform and Control Act
•the Family and Medical Leave Act
•the Consolidated Omnibus Budget Reconciliation Act (COBRA)
•the Worker Adjustment Retraining and Notification Act
•the Employee Retirement Income Security Act (excluding COBRA)
•the Fair Credit Reporting Act
•the Older Workers’ Benefit Protection Act
•the Sarbanes-Oxley Act of 2002
•the Delaware Discrimination in Employment Law, and
•the Delaware Handicapped Persons Employment Protections Act
as each may be amended from time to time, and all common law claims of any nature whatsoever, and any and all other claims for the violation of any international, federal, state, or local law, governmental enactment, or common law duty, provision, or doctrine. This release is not intended to waive any claims that may not be waived under applicable law, including but not limited to those for unemployment compensation or workers’ compensation benefits. In addition, this Release does not release any claims (i) to enforce the terms of this Agreement, (ii) relating to any of the Executive’s vested rights or benefits, or (iii) to enforce Executive’s rights to indemnification to the fullest extent provided for in the Company’s Bylaws, or by statute, or under the Company’s Directors and Officers or Errors and Omissions insurance policies.

1.4.Release of Claims for Age Discrimination. Without in any way limiting the generality or scope of the Release of Claims, Executive hereby understands and agrees to release any and all claims, rights or benefits Executive may have arising out of or under the Age Discrimination in Employment Act of 1967, (“ADEA”) 29 U.S.C. § 621, et seq., as amended, the Older Workers Benefit Protection Act, as amended, or any

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equivalent or comparable provision of federal, state or local law, including, without limitation, the Maryland Fair Employment Practices Act. The parties agree and understand that Executive is age forty (40) or older and is therefore covered by the ADEA. The parties further agree that:
(a)This Agreement is written in plain and understandable language;
(b)There are rights under the ADEA which Executive is voluntarily waiving, including but not limited to the potential that Executive could receive monetary damages under the ADEA;
(c)Executive is not waiving causes of action or rights arising under the ADEA after the effective date of this Agreement;
(d)The consideration provided by the Company is in addition to any money or other things of value to which Executive is already entitled in the absence of this Agreement; and
(e)Executive has been advised to consult with an attorney of Executive’s choosing.
1.5.Release of Unknown Claims. Executive understands and agrees, in compliance with any statute or ordinance which requires a specific release of unknown claims or benefits, that this Agreement includes a release of unknown claims, and Executive hereby expressly waives and relinquishes any and all claims, rights or benefits that Executive may have which are unknown to Executive at the time of the execution of this Agreement. Executive understands and agrees that if, hereafter, Executive discovers facts different from or in addition to those which Executive now knows or believes to be true, that the waivers and releases of this Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of such fact.

1.6.Protected Rights. Notwithstanding anything suggesting otherwise in this Agreement, Executive understands Executive is still entitled to file an administrative charge with a governmental agency and participate in any governmental agency investigation regarding the enforcement of any law, none of which shall be a breach of this Agreement. Executive further understands that this Agreement does not limit Executive’s right to challenge the validity of this Agreement under the ADEA or to receive an award for information provided to the Securities and Exchange Commission. Executive acknowledges, however, that other than set forth above, by signing this Agreement Executive hereby releases any personal entitlement to reinstatement, back pay, or any other remedy in connection with any action brought against any of the Released Parties, regardless of who filed or initiated such action.

3.PROMISES AND ACKNOWLEDGEMENTS OF EXECUTIVE
3.1Confidentiality. Executive agrees that Executive will not disclose, disseminate, and/or publicize, or cause or permit to be disclosed, disseminated, or publicized, any of the terms of this Agreement, or any claims or allegations which Executive could have made or asserted against the Company, except: (i) to the extent necessary to report income to appropriate taxing authorities; (ii) to members of

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Executive’s immediate family; (iii) to Executive’s attorneys or tax advisors; or (iv) in response to a court order or subpoena, or a subpoena issued by a state or federal governmental agency. In addition, the limitations in this section 3.1 shall not apply to the terms of the Agreement if Company makes the terms public via a Form 8- K filing or otherwise.
3.2Mutual Non-Disparagement. Executive agrees that, subject to the Protected Rights above, Executive will not make, publish, or disseminate, either directly or indirectly, any statement, whether written or oral which is in any way derogatory and/or disparaging of the Company, its products, services, or technology, or its directors, officers, shareholders, employees, or agents. Nothing contained in this paragraph is intended to prevent Executive from testifying truthfully in any legal proceeding. Nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive have reason to believe is unlawful. The Company agrees to not make, publish, or disseminate, either directly or indirectly, any statement, whether written or oral which is in any way derogatory and/or disparaging of Executive. Nothing contained in this paragraph is intended to prevent Company from testifying truthfully in any legal proceeding
3.3Confidentiality; Non-Compete; Non-Solicitation. Executive acknowledges that Executive has complied with all of the provisions of Section 8 of Executive’s Employment Agreement (collectively, the “Executive Confidentiality Obligations”). Executive understands and agrees that Executive will continue to be bound by the Executive Confidentiality Obligations following the Separation Date. Executive understands and agrees that a breach of any continuing obligation contained in the Executive Confidentiality Obligations shall also constitute a breach of this Agreement, and could result in the discontinuation of any benefits Executive is receiving pursuant to Section 2 of this Agreement. Notwithstanding the foregoing, Executive understands that Executive will not be held criminally or civilly liable under any U.S. Federal or State trade secret law for the disclosure of a trade secret that is made either in confidence to a U.S. Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, Executive understands an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to a court order.
3.4Return of Company Property and Proprietary Information. Executive agrees to return to the Company (and not retain any copies of), not later than the Separation Date, all physical, intellectual, and personal property of the Company or its clients in Executive’s possession, including but not limited to: all Company manuals and documents, and all materials written or created by or for the Company; all confidential information; keys; mobile devices; access cards;

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electronic storage media; computers; electronics; other machinery; and all documents and information related to the Company, its business operations, and its clients.
3.5Litigation and Regulatory Cooperation. Prior and after the Separation Date, the Executive shall cooperate reasonably with requests from the Company, or the Company’s legal counsel, in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company, provided, however, this obligation does not apply after the Executive ceases employment with the Company to any claim or action by the Company against the Executive, or any claim or action by the Executive against the Company. Such cooperation shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. After the Separation Date, the Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 3.5, and if the Executive spends more than four (4) hours in any calendar month in performance of these obligations, the Company shall pay the Executive $500 per hour for each part of an hour over four (4) hours in such calendar month.
3.6Non-Prosecution. Executive agrees that, subject to the Protected Rights above, Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Released Parties, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any subpoena or court order concerning this Agreement or the Company, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Released Parties, Executive shall state no more than that Executive cannot provide counsel or assistance.
3.7No Filing of Claims. Executive represents and warrants that Executive does not have presently on file, and further represents and warrants subject to the Protected Rights above that Executive will not hereafter file, any lawsuits, claims, charges, grievances or complaints against the Company and/or Released Parties in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel of arbitrators, public or private, based upon any actions or omissions by the Company and/or the Released Parties occurring prior to the date Executive signs this Agreement.

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3.8Payment of Wages. Executive acknowledges that as of the signing date of this Agreement, Executive has been paid all wages, vacation, and all other compensation owed by the Company through the last payroll date preceding Executive’s execution of this Agreement.
3.9Tax Obligations. Executive understands and acknowledges that the payments hereunder will be reported to the IRS on a W-2 tax form as income. Executive understands and agrees that tax liability related to all payments hereunder shall be Executive’s exclusive responsibility. In connection with the payment hereunder, Executive agrees to indemnify the Company and hold the Company harmless from and against any and all allegations, claims or assessments of tax liability or of penalties, interest or other monetary obligations related thereto, including but not limited to costs and attorneys’ fees incurred by the Company.
3.10Agreement to Execute Further Documents. Executive agrees to execute any further documents or instruments necessary to complete and fulfill the intent of this Agreement.

4.GENERAL PROVISIONS
4.1Non-Admission of Liability. Executive acknowledges and agrees that, by extending the offer of this Agreement to Executive, or by paying benefits herein, the Company does not admit, and in fact denies, that it has violated any law or legal obligation whatsoever.
4.2Assignment. Executive agrees that the Company may assign its rights and privileges under this Agreement without Executive’s express consent, and Executive agrees that the Company’s rights under this Agreement will automatically inure to the benefit of any successor of the Company.
4.3Severability. If any one or more covenants, terms, or provisions of this Agreement shall be held to be illegal, against public policy, or for any reason whatsoever invalid or unenforceable, then such covenants, terms, or provisions shall be deemed severable from the remaining covenants, terms, and provisions of this Agreement, and such holding shall in no way affect the validity or enforceability of any other covenants, terms, and provisions hereof.
4.4Integration. Executive agrees and acknowledges that in executing this Agreement, Executive does not rely, and has not relied, on any representation or statement by any of the Released Parties, or by any of the Released Parties’ agents, representatives, attorneys, or employees with regard to the subject matter, basis, or effect of this Agreement. This Agreement, along with all other agreements set forth herein, sets forth the entire agreement between the Parties, and fully supersedes any and all prior conversations, agreements, or understandings between the parties pertaining to this subject matter.
4.5ACCEPTANCE OF RELEASE.
(I)RIGHT TO REVIEW. EXECUTIVE WAS FIRST PROVIDED THIS AGREEMENT ON FEBRUARY 4, 2024. EXECUTIVE HAS TWENTY-ONE

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(21) DAYS FROM THE DATE HEREOF TO CONSULT WITH HIS ATTORNEY AND CONSIDER THIS AGREEMENT. EXECUTIVE REPRESENTS THAT IF EXECUTIVE EXECUTES THIS AGREEMENT BEFORE THE TWENTY-ONE (21) DAY CONSIDERATION PERIOD HAS PASSED, EXECUTIVE DOES SO VOLUNTARILY, AND EXECUTIVE KNOWINGLY AND VOLUNTARILY WAIVES EXECUTIVE’S OPTION TO USE THE ENTIRE TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT.
(II)REVOCATION. EXECUTIVE MAY REVOKE THIS AGREEMENT AT ANY TIME DURING THE FIRST SEVEN (7) DAYS FOLLOWING EXECUTIVE’S EXECUTION OF THIS AGREEMENT BY DELIVERING WRITTEN NOTICE OF REVOCATION TO THE HUMAN RESOURCES    REPRESENTATIVE    FOR    EXECUTIVE’S ORGANIZATION,        ANGELINE        TUCKER    AT ANGELINE.TUCKER@DIGITALTURBINE.COM, NO LATER THAN 5:00 P.M. ON THE SEVENTH DAY AFTER EXECUTION.

FOR AVOIDANCE OF DOUBT, THE 7-DAY REVOCATION PERIOD ABOVE REPLACES AND SUPERSEDES THE 45-DAY REVOCATION PERIOD SPECIFIED IN SECTION 7(B) OF THE EMPLOYMENT AGREEMENT.
(III)THIS AGREEMENT WILL BECOME EFFECTIVE, IRREVOCABLE AND FULLY ENFORCEABLE UPON THE EXPIRATION OF SEVEN (7) DAYS FOLLOWING THE DATE OF EXECUTIVE’S EXECUTION OF THE AGREEMENT, PROVIDED THAT EXECUTIVE HAS TIMELY EXECUTED AND DELIVERED THIS AGREEMENT AND HAS NOT EXERCISED EXECUTIVE’S RIGHT TO REVOKE THIS AGREEMENT.

4.6Attorneys’ Fees. Executive understands and agrees that in any dispute between Executive and the Company regarding the terms of this Agreement and/or any alleged breach thereof, the prevailing party will be entitled to recover its costs and reasonable attorneys’ fees arising out of such dispute, except that the Company shall not, by virtue of this Agreement, be entitled to recover its costs or attorney's fees resulting from any challenge to the validity of this Agreement by Executive under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act (as applicable). Nothing in this Agreement is intended to preclude the Company from recovering attorney's fees or costs specifically authorized under federal law.
4.7Governing Law; Arbitration.
(i)This Agreement and General Release shall be governed and conformed in accordance with the laws of the State of Texas. If a court of competent jurisdiction or an arbitrator holds that any of the release-related provisions contained in Section 2 of this Agreement are illegal, invalid, or unenforceable,

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then this Agreement shall become null and void, and the payments paid or entitlements granted pursuant to Section 2 above shall be deemed void and returned to Company within fifteen (15) calendar days.
(ii)Arbitration. Any and all disputes or claims arising out of or in any way related to Executive’s employment with or separation from Company or this Agreement including, without limitation, fraud in the inducement of this Agreement, or relating to the general validity or enforceability of this Agreement, shall be resolved through binding arbitration at a mutually convenient office of JAMS or other mutually agreeable alternative dispute resolution service in the State of Texas, in accordance with the rules of that body. A party will initiate arbitration by sending written notice of an intent to arbitrate by registered or certified mail to all parties and to JAMS or the different service mutually selected. The notice must contain a description of the dispute, the amount involved and the remedy sought. The prevailing party shall be entitled to reasonable costs and attorney’s fees incurred by reason of such arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
4.8Modification. This Agreement may be modified only by a writing that is executed by both parties.
4.9Right to Consult With An Attorney. Executive declares that he is fully aware of his rights according to any applicable law and that this Agreement is signed by her of his own free will after having checked all accounts with the Company and after having investigated all applicable rights. Executive further acknowledges that he had adequate opportunity to consult with any counsel of her choice.
4.10Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
Executive agrees that this Agreement is written in plain and understandable language, that Executive has read and understands it, and that Executive has had a reasonable opportunity to consider whether to sign it after having the opportunity to consult with an attorney of Executive’s choosing. Executive expressly agrees that Executive does not need any more time to deliberate. Executive understands that, by executing this Agreement, Executive waives Executive’s right to a trial and/or jury trial of any claim or cause Executive may have, known or unknown, against the Released Parties as of the date Executive signs this Agreement. Executive enters into this Agreement freely and voluntarily, and Executive acknowledges that no person has pressured Executive’s or used duress to affect Executive’s decision.

ACCEPTED AND AGREED TO BY:
MATTHEW GILLIS    DIGITAL TURBINE MEDIA, INC.

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By:

Date:

2/6/2024

Title: Date:

Chief People Officer
6 February 2024

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EXHIBIT A

This Reaffirmation must be executed and returned to the Company within 7 days following the Separation Date or you will not receive the Severance Benefits identified in Section 2 of the Separation Agreement.
REAFFIRMATION OF SEPARATION AGREEMENT
1.Capitalized terms used but not defined in this Reaffirmation of Separation Agreement (“Reaffirmation”) shall have the meaning set forth in the Mutual Separation and Release Agreement between the Company and Matthew Gillis (“Executive”) dated February 4, 2024, a copy of which is attached hereto (“Separation Agreement”).

2.Executive hereby reaffirms the validity of the releases set forth in the Separation Agreement and all other provisions of the Separation Agreement. Executive also affirms that, to the best of Executive’s knowledge, Executive is not in default of any provision of the Separation Agreement. Executive acknowledges and agrees that the Separation Agreement is complete, true, accurate, valid and in full force and effect as of the date hereof.

3.In consideration of the terms described in the Separation Agreement, Executive hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all claims that Executive may have against any of the Company releasees as set forth in the Separation Agreement, arising on or prior to the date of Executive’s execution of this Reaffirmation. This section releases all claims including those of which Executive is not aware and those not mentioned in the Separation Agreement or this Reaffirmation. Executive specifically releases any and all claims arising out of Executive’s employment relationship with the Company or separation therefrom.

4.Section 1542 Waiver (as applicable). In giving the release herein, which includes claims which may be unknown to Executive at present, Executive acknowledges that Executive has read and understands Section 1542 of the California Civil Code, which reads as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
Executive hereby expressly waives and relinquishes all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to Executive’s

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release of claims herein, including but not limited to Executive’s release of unknown claims.

4.Executive represents and warrants that Executive has returned and has not retained any Company property, including but not limited to all hard copy and electronic documents, laptop computers, printers, cell phones, keys, swipe cards, and any other electronic devices.
5.Executive reaffirms as of the date hereof the representations set forth in the Separation Agreement and acknowledges and understands that: (a) by entering into the Separation Agreement and this Reaffirmation, Executive does not waive any rights or claims that may arise after the date that Executive executes and delivers this Reaffirmation to the Company; (b) neither the Separation Agreement nor this Reaffirmation shall affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) or similar federal or state agency to enforce the ADEA and other applicable laws, and Executive further acknowledges and understands that neither the Separation Agreement nor this Reaffirmation shall be used to justify interfering with Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC or similar federal or state agency; and, accordingly, nothing in the Separation Agreement or this Reaffirmation shall preclude Executive from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the EEOC or similar federal or state agency, provided Executive hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding; (c) nothing herein constitutes a waiver or release of Executive’s protected rights to testify in any court, under the Older Workers Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA in this Agreement; (d) nothing herein constitutes a waiver or release of Executive’s other protected rights described in Section 2.6 of the Separation Agreement; (e) nothing herein constitutes a release or waiver of any excluded claims (as described in the Separation Agreement); (f) Executive has been given at least 7 calendar days to consider this Reaffirmation and deliver an executed copy thereof to the Company; (g) if Executive executes and delivers this Reaffirmation prior to the expiration of the 7-day period, such acceptance will be considered a waiver of the 7-day period; (h) Executive will have a period of seven (7) calendar days following Executive’s execution of this Reaffirmation to revoke Executive’s acceptance of this Reaffirmation by delivering written notice of Executive’s revocation in accordance with Section 4.5(ii) of the Separation Agreement (the “Revocation Period”); (i) if Executive does not revoke this Reaffirmation during the Revocation Period, this Reaffirmation will become fully effective upon expiration of the Revocation Period and shall thereupon become irrevocable; and (i) if Executive does not execute this Reaffirmation, Executive will not receive the Severance Benefits.

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6.Executive is hereby advised and encouraged by the Company to consult with his own independent counsel before signing this Reaffirmation. Executive represents and warrants that: (a) Executive has had sufficient opportunity to consider this Reaffirmation, (b) Executive has read this Reaffirmation, (c) Executive understands all the terms and conditions hereof, (d) Executive has entered into this Reaffirmation of Executive’s own free will and volition, and (e) Executive has knowingly and voluntarily executed and delivered this Reaffirmation to the Company.

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